[LETTERHEAD OF RACHLIN COHEN & HOLTZ LLP]

August 26, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: Elite Technologies, Inc.
    File Ref. No. (0-17597)

Gentlemen:

      We were previously accountants for CONCAP, Inc. and on May 31, 1998, we reported on the financial statements of CONCAP, Inc. as of May 31, 1998, and 1997 and for each of the three years in the period ended May 31, 1998, and for the period from inception to May 31, 1998 (which report contained an explanatory paragraph referring to an uncertainty as to the Company's ability to continue as a going concern). On July 15, 1999, we were dismissed as principal accountants of CONCAP, Inc. We have read the statements included under Item 4 of Form 8-K/A of Elite Technologies, Inc. (the new name of the Company) for August 15, 1999, and we agree with such statements.

Very truly yours,

Rachlin Cohen & Holtz LLP

cc: Mr. Scott Schuster
    Elite Technologies, Inc.
    3700 Cestwood Parkway
    Suite 1000
    Duluth, GA 30096